                                             Execution Copy - WP Version


                                                         Exhibit C
                                                            to
                                                        Credit Agreement

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                               SECURITY AGREEMENT

                                      among

                         AUTOBOND FUNDING CORPORATION II

                                  (as Borrower)

                        AUTOBOND ACCEPTANCE CORPORATION.

                               (as Administrator)

                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                              (as Collateral Agent)


                            Dated as of May 21, 1996



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                         AUTOBOND FUNDING CORPORATION II

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                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
SECTION 1.      DEFINED TERMS........................................  1

SECTION 2.      SECURITY INTERESTS...................................  9

SECTION 3.      CERTAIN RIGHTS OF SECURED PARTIES WITH
                RESPECT TO COLLATERAL................................ 10

SECTION 4.      REMEDIES UPON THE OCCURRENCE OF AN
                EVENT OF DEFAULT..................................... 11

SECTION 5.      REPRESENTATIONS, WARRANTIES AND
                COVENANTS............................................ 13

SECTION 6.      COLLATERAL ACCOUNT................................... 15
         6.01.  Establishment and Maintenance of
                Lockbox and Collateral Account....................... 15
         6.02.  Required Deposits to the Accounts.................... 15
         6.03.  Right of Withdrawal from the
                Collateral Account................................... 17
         6.04.  Application of Funds in the
                Collateral Account; Application of
                Proceeds of Realization on
                Collateral........................................... 17
         6.05.  Investment of Funds Deposited in
                Collateral Account................................... 21

SECTION 7.      DISPOSITIONS OF AUTO LOANS........................... 21

SECTION 8.      THE COLLATERAL AGENT................................. 21
         8.01.  Appointment.......................................... 21
         8.02.  Exculpatory Provisions............................... 22
         8.03.  Reliance by Collateral Agent......................... 23
         8.04.  Notice of Default.................................... 23
         8.05.  Non-Reliance on Collateral Agent..................... 23
         8.06.  Successor Collateral Agent........................... 24
         8.07.  Delivery of Collateral and Permitted
                Investments.......................................... 25
         8.08.  Duties and Covenants of Collateral
                Agent................................................ 25
         8.09.  Annual Report and Quarterly
                Certificate.......................................... 28

SECTION 9.      AMENDMENTS AND WAIVERS............................... 29

SECTION 10.     NOTICES.............................................. 30






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                                                                    Page
                                                                    ----

SECTION 11.     LIMITATION ON COLLATERAL AGENT'S DUTY
                IN RESPECT OF COLLATERAL............................. 31

SECTION 12.     SEVERABILITY......................................... 31

SECTION 13.     NO WAIVER; CUMULATIVE REMEDIES....................... 31

SECTION 14.     PAYMENT OF EXPENSES AND TAXES........................ 32

SECTION 15.     SUCCESSORS AND ASSIGNS; GOVERNING LAW................ 34

SECTION 16.     ENFORCEMENT RIGHTS OF LENDERS........................ 34

SECTION 17.     BANKRUPTCY PETITION AGAINST THE
                BORROWER............................................. 35

SECTION 18.     MISAPPLICATION OF FUNDS.............................. 35

SECTION 19.     COUNTERPART SIGNATURES............................... 35

SECTION 20.     THIRD PARTY BENEFICIARY.............................. 35

SECTION 21.     STATUS OF COLLATERAL AGENT........................... 35

SECTION 22.     ACTS OF LENDERS...................................... 36


                                    EXHIBITS

EXHIBIT A  -   FORM OF COLLATERAL ASSIGNMENT
EXHIBIT B  -   FORM OF TRUST RECEIPT
EXHIBIT C  -   FORM OF COLLATERAL AGENT REPORT





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                               SECURITY AGREEMENT


            SECURITY AGREEMENT, dated as of May 21, 1996 made by and among AUTOBOND FUNDING CORPORATION II, a Delaware corporation (the "Borrower"), AUTOBOND ACCEPTANCE CORPORATION, a Texas corporation ("AutoBond") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION ("Norwest"), as collateral agent (in such capacity, the "Collateral Agent").

                               W I T N E S S E T H

            WHEREAS, the Borrower has entered into a Credit Agreement dated as of May 21, 1996 (as may from time to time, be amended, supplemented, or modified, the "Credit Agreement") with Peoples Security Life Insurance Company, as lender (the "Initial Lender") and AutoBond, pursuant to which advances will be made to the Borrower (the "Advances") from time to time;

            WHEREAS, the Borrower has entered into the Loan Origination, Sale and Contribution Agreement, dated as of May 21, 1996 (as from time to time amended, supplemented or modified, the "Loan Acquisition Agreement"), with AutoBond, pursuant to which the Borrower agrees to purchase Eligible Auto Loans; and

            WHEREAS, it is a condition to the obligations of the Lenders to make the Advances under the Credit Agreement that the Borrower and the Collateral Agent shall have executed and delivered to the Initial Lender this Security Agreement.

            NOW, THEREFORE, to induce the Lenders to make the Advances, the Borrower hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

      SECTION 1. DEFINED TERMS.

            (a) The terms "inventory", "goods", "accounts", "contract rights", "chattel paper", "general intangibles", "checks", "instruments", "securities" and "documents" have the respective meanings ascribed in the UCC.

            (b) Capitalized terms used herein undefined shall, unless otherwise defined herein, have the respective meanings ascribed in the Credit Agreement; and the following terms shall have the following meanings:

            "Accounts" shall mean the Lockbox Account, the Collateral
Account, the Reserve Account, the Loan Purchase Account and the
Loan Revenue Account.
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            "Aggregate Net Weighted Average APR" with respect to any Collection
Period shall mean the percentage derived by (a) dividing (i) the sum of the product for each Specified Sold Auto Loan of (A) its stated annual percentage rate, (B) its Unpaid Principal Balance and (C) the number of days during such Collection Period that such Specified Sold Auto Loan was outstanding, divided by the number of days in such Collection Period, divided by (ii) the sum of the product for each Specified Sold Auto Loan of (A) its Unpaid Principal Balance and (B) the number of days during such Collection Period that such Specified Sold Auto Loan was outstanding, divided by the number of days in such Collection Period, and (b) subtracting from such percentage the Monthly Servicing Fee Percentage.

            "Amount Financed" shall mean, with respect to any Sold Auto Loan,the meaning ascribed thereto in the applicable disclosure documents given to the obligor in satisfaction of the requirements of the Federal Truth-in-Lending Act.

            "Approval Date" shall mean, with respect to any Auto Loan, the date on which AutoBond makes its written credit approval with respect to the obligor under such Auto Loan.

            "Approved Contract/Policy Provider" shall mean any provider of credit default or vendor's single interest insurance approved by the Initial Lender.

            "Automobile" shall mean a new or used automobile, light- duty truck or van.

            "Collateral" shall have the meaning specified in Section 2.

            "Collateral Account" shall have the meaning assigned to such term in
Section 6.01 hereof.

            "Collateral Agent Fee" shall mean, as of any Payment Date, the sum of (a) the product of (i) 1/12th, (ii) 0.20% annual percentage rate and (iii) the daily average aggregate principal balance of all Specified Sold Auto Loans that are not Defaulted Auto Loans during such Collection Period immediately preceding such Payment Date and (b) any expenses reimbursable in accordance with the Collateral Agent's activities under this Agreement and the Servicing Agreement, including, without limitation, the costs and expenses incurred by the Collateral Agent in connection with the assumption of the duties and obligations of the Servicer pursuant to the Servicing Agreement.

            "Collateral Assignment" shall mean a certificate of assignment by the Borrower to the Collateral Agent, substantially in the form of Exhibit A giving notice of, and evidencing the





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pledge of Specified Sold Auto Loans and related collateral to the Collateral
Agent for the benefit of the Lenders.

            "Collection Agent" shall mean the collection agent under the Servicing Agreement.

            "Collection Agent Fee" shall mean, (a) so long as AutoBond is acting as collection agent under the Servicing Agreement, a fee equal to the product of
(i) $7 and (ii) the total number of Specified Sold Auto Loans which were outstanding at any time during the preceding Interest Period, plus Reimbursable Collection Agent Expenses and (b) if AutoBond is not the Collection Agent under the Servicing Agreement, a fee equal to the product of (i) $2.50 and (ii) the total number of Specified Sold Auto Loans which were outstanding at any time during the preceding Interest Period, plus Reimbursable Collection Agent Expenses.

            "Collection Period" shall mean, (a) with respect to the initial Collection Period, the period commencing on the Initial Closing Date and ending on May 31, 1996, and (b) thereafter, with respect to any Payment Date, the period commencing on the first day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Payment Date occurs.

            "Defaulted Auto Loan" means an Auto Loan which by its terms had more than 10% of any installment of principal or interest which is 60 or more days contractually past due.

            "Delinquency Ratio" means, as of any Determination Date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of
(i) the aggregate Unpaid Principal Balance of Specified Sold Auto Loans which have become Defaulted Auto Loans as of the end of the most recently ended Collection Period minus (ii) the sum of the aggregate Unpaid Principal Balance of (A) all Specified Sold Auto Loans against which insurance claims have been filed as of the end of the most recently ended Collection Period and (B) Specified Sold Auto Loans for which the related Financed Vehicles are subject to repossession as of the end of the most recently ended Collection Period and which are not included in (B), and (b) the denominator of which equals the aggregate Unpaid Principal Balance of Specified Sold Auto Loans outstanding as of the end of the most recently ended Collection Period minus the amount determined pursuant to clause (ii) above.

            "Determination Date" shall mean the 10th day of each month (or the immediately preceding Business Day, if such day is not a Business Day).

            "Excess Reserve Account Amount" shall mean, as of each Payment Date, the amount, if any, held in the Reserve Account in





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excess of the Reserve Account Required Balance after giving effect to any withdrawals from the Reserve Account pursuant to Section 6.04(d)(i), (ii) and
(iii) on such Payment Date.

            "Event of Purchase Termination" shall have the meaning assigned to such term in the Loan Acquisition Agreement.

            "Financed Vehicle" shall mean a new or used automobile, van or light-duty truck, the purchase of which the Obligor financed with an Auto Loan.

            "Loan Acquisition Price" shall mean with respect to any Specified Sold Auto Loan to be purchased by the Borrower an amount equal to the product of
(i) 0.98 and (ii) the Unpaid Principal Balance of such Auto Loan and (b) accrued but unpaid interest on such Auto Loan as of the related Sale Date.

            "Loan Documents" means, with respect to a Sold Auto Loan, (a) the original retail installment loan contract and security agreement evidencing such a Sold Auto Loan, (b) the original confirmation of title, copy of the application for title or letter of guaranty from the applicable Dealer, as the case may be, for the related Financed Vehicle, (c) a copy of the credit application, (d) the original confirmation of payment of premiums required under the VSI Policy and (e) a copy of the funding check made to the order of the Dealer.

            "Loan Purchase Account" shall have the meaning assigned to such term in Section 6.01 hereof.

            "Loan Revenue Account" shall have the meaning assigned to such term in Section 6.01 hereof.

            "Lockbox" means the segregated lockbox and account established in the name of the Collateral Agent on behalf of the Lenders for the sole purpose of receiving collections on the Specified Sold Auto Loans, pursuant to the Corporate Cash Management Services Agreement, dated May 21, 1996, between Comerica Bank - Texas and the Collateral Agent.

            "Lockbox Bank" means Comerica Bank - Texas and its successors and assigns.

            "Monthly Servicing Fee Percentage" with respect to any Interest Period shall mean the percentage equivalent of a fraction (a) the numerator of which is twelve times the sum of the Servicer Fee, the Collection Agent Fee and the Collateral Agent Fee payable in respect of such Interest Period, and (b) the denominator of which is the sum of the product for each Specified Sold Auto Loan of (i) its Unpaid Principal Balance and (ii) the number of days during such Collection Period that such Specified Sold Auto Loan





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was outstanding, divided by the number of days in such Collection Period.

            "Net Loss Ratio" shall mean, as of any Determination Date, the percentage equivalent of a fraction (a) the numerator of which equals (i) the Net Unrealized Amounts on Specified Sold Auto Loans that became subject to repossession during the most recently ended Collection Period, plus (ii) any adjustments (which may be positive or negative) to Net Unrealized Amounts from a prior period and not reflected, and (b) the denominator of which equals the average aggregate Unpaid Principal Balance of Specified Sold Auto Loans outstanding during the most recently ended Collection Period.

            "Net Unrealized Amount" means, (a) with respect to any Auto Loan which is more than 90 days contractually past due or where the Financed Vehicle is otherwise subject to repossession (including voluntary or involuntary, or upon casualty), the Unpaid Principal Balance of such Auto Loan minus the sum of
(i) any repossession proceeds allocable to principal actually received on such Auto Loan, (ii) any insurance proceeds allocable to principal actually received from a claim with respect to such Auto Loan and (iii) refunds received from the cancellation of any insurance policies or service contracts with respect to such Auto Loan, and (b) with respect to any Auto Loan where the related Obligor is in bankruptcy, the amount of losses allocable to principal incurred thereon.

            "Net Weighted Average Excess Spread" with respect to any Interest Period shall mean (a) the Aggregate Net Weighted Average APR, minus (b) LIBOR for such Interest Period plus 2.60%.

            "Post-Sale Adjustment" shall have the meaning assigned to such term in the Servicing Agreement.

            "Payment Date" shall mean the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) commencing June 15, 1996

            "Proceeds" shall have the meaning assigned such term under the UCC of the State of New York, and of each other jurisdiction whose law governs the grant or perfection of the Collateral Agent's interest in the particular proceeds of the Collateral and shall also include (to the extent not already included): (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to the Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or rights to amounts payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (c) any and all other amounts, products,





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offspring, rents or profits from time to time paid or payable under or in connection with the Collateral and (d) all additions to or substitutions or replacements for any of the Collateral.

            "Program Documents" shall mean the Credit Agreement, this Security Agreement, the Servicing Agreement, the Sale Assignments, the Note and the Loan Acquisition Agreement.

            "Program Manual" shall mean the AutoBond Program Manual in effect as of the date hereof, as modified from time to time.

            "Reserve Account" shall have the meaning assigned to such term in
Section 6.01 hereof.

            "Reserve Account Balance" shall mean the amount of funds on deposit in the Reserve Account.

            "Reserve Account Deficiency Amount" shall mean as of any Payment Date the amount by which the Reserve Account Required Balance exceeds the Reserve Account Balance as of such Payment Date.

            "Reimbursable Collection Agent Expenses" means, with respect to any Payment Date, all reasonable and customary out-of-pocket fees and expenses of third parties incurred by the Collection Agent (including expenses related to financing statements and titles required to be paid or reimbursed by the Collection Agent) in connection with their respective repossession activities, including, without limitation, fees of attorneys, appraisers, third party collateral managers and others (who shall have been retained by the Collection Agent, in accordance with the Servicing Agreement) for the Collection Period immediately preceding such Payment Date, but not including expenses paid net of recoveries.

            "Reserve Account Required Balance" shall mean, as of any Payment Date, the greater of (a) $150,000 and (b) the product of (i) the Target Reserve Percentage and (ii) the aggregate principal amount of all Advances outstanding as of such Payment Date (after giving effect to any payments to be made on such Payment Date, if any).

            "Responsible Officer" shall mean, when used with respect to the Collateral Agent, any officer within the corporate trust department (or any successor thereof) including any vice president, assistant vice president, or any officer or assistant officer of the Collateral Agent customarily performing functions similar to those performed by any of the above-designated officers.

            "Secured Parties" shall mean the Lenders from time to time in respect of the Advances.






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            "Servicer Fee" shall mean, as of any Payment Date, the sum of (a) an initial booking fee equal to the product of (i) $10 and (ii) the number of additional Specified Sold Auto Loans purchased by the Borrower during the immediately preceding Interest Period, (b) a servicing fee equal to the product of (i) $8.00 and (ii) the total number of Specified Sold Auto Loans which were outstanding at any time during the preceding Interest Period and (c) any expenses reimbursable in accordance with the Servicing Agreement.

            "Sold Auto Loans" shall have the meaning assigned thereto in the Loan Acquisition Agreement.

            "Specified Reserve Allocation Percentage" shall have the following meaning as of each Determination Date. If the Net Weighted Average Excess Spread in respect of the preceding Interest Period is:

                   (i)  greater than 7.5%, 35%;

                  (ii) less than or equal to 7.5% and greater than 6.5%, 60%;

                 (iii) less than or equal to 6.5% and greater than 5.5%, 75%;

                  (iv) less than or equal to 5.5% and greater than 5%, 90%; and

                   (v)  less than or equal to 5%, 100%.

            "Specified Sold Auto Loan" shall mean each Sold Auto Loan specified in a Collateral Assignment to be included in the Collateral hereunder.

            "Target Reserve Percentage" shall mean 6%; provided, that if, as of a Determination Date,

                (a) the average of the Net Loss Ratios for the immediately preceding three Collection Periods is greater than or equal to 2.75% but less than 4%, the Target Reserve Percentage shall equal 9%;

                (b) the average of the Net Loss Ratios for the immediately preceding three Collection Periods is greater than or equal to 4%, the Target Reserve Percentage shall equal 12%;

                (c) the average of the Net Loss Ratios for the immediately preceding six Collection Periods is less than 4% but equal to or greater than 2.75%, then the Target Reserve Percentage shall revert to 9%;





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                (d) the average of the Net Loss Ratios for the immediately preceding six Collection Periods is less than 2.75%, then the Target Reserve Percentage shall revert to 6%;

                (e) the Delinquency Ratio is greater than or equal to 7%, then the Target Reserve Percentage shall equal 9%; and

                (f) the average of the Delinquency Ratio over two Collection
            Periods is less than 7%, then the Target Reserve Percentage shall revert to 6%;

                (g) there occurs an Event of Collection Agent Termination with respect to AutoBond under Sections 3.07(c) or (d) of the Servicing Agreement, then the Target Reserve Percentage shall equal 10%; and

                (h) if the Specified Reserve Allocation Percentage equals 100%, then the Target Reserve Percentage shall equal 100%.

            If more than one of the foregoing clauses is applicable as of a particular Determination Date, then the applicable Target Reserve Percentage shall be the highest amount so applicable.

            "Upfront Collection Agent Fee" shall mean, so long as AutoBond is not the Collection Agent, a fee equal to the product of (a) $5 and (b) the total number of Specified Sold Auto Loans which were outstanding at any time during the preceding Interest Period.

            "Uniform Commercial Code" or "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

            "Unpaid Principal Balance" shall mean, with respect to any Auto Loan as of any Determination Date, (a) for an Auto Loan bearing interest calculable on a simple interest basis, the unpaid principal amount for such Auto Loan or
(b) for a Precomputed Receivable, the Net Principal Balance, in each case as of the end of the most recent Collection Period, provided that, for any Auto Loan where the Net Unrealized Amount equals the Unpaid Principal Balance, such Unpaid Principal Balance shall thereafter equal zero (other than for purposes of calculating the Net Unrealized Amounts and the Delinquency and the Net Loss Ratios).

            "Unused Facility Amount" shall mean, with respect to any Payment Date, daily average of the total of (a) $20,000,000 minus (b) the aggregate principal balance of all Advances outstanding during the immediately preceding Collection Period.





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            "Unused Facility Fee" shall mean, with respect to any Payment Date, the product of (i) a fraction (A) the numerator of which is the number of days elapsed during the immediately preceding Collection Period and (B) the denominator of which is 360, (ii) the Unused Facility Amount and (iii) the Unused Facility Fee Rate.

            "Unused Facility Fee Rate" shall mean the per annum rate agreed to by the Borrower and the Initial Lender.

            "VSI Policy" shall mean the Vendor's Single Interest Insurance Policy (including the Credit Endorsement), issued by Interstate Fire & Casualty Company to AutoBond, insuring against risk of physical damage and other losses on the Financed Vehicles.

      SECTION 2. SECURITY INTERESTS.

            (a) As security for the prompt, complete and unconditional payment and performance of all obligations of the Borrower in respect of the Advances, the Borrower hereby pledges, assigns, transfers and delivers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a continuing first lien on, and first and prior security interest in, all of the Borrower's right, title and interest in, to and under the following:

                (i) each Specified Sold Auto Loan, including without limitation, all rights to payments thereunder, purchased by or otherwise conveyed to or established by the Borrower pursuant to the Loan Acquisition Agreement;

               (ii) each Automobile and all other Property, now or hereafter acquired, securing or evidenced by, each Specified Sold Auto Loan, including, without limitation, the certificate of title relating to each Automobile, any insurance proceeds with respect to any such Automobile or Specified Sold Auto Loan, the proceeds of any repossession and liquidation of any such Automobile, rights under judgments with respect to defaulted obligors, rights to deficiency judgments with respect to defaulted obligors and rights under any service contracts with respect to any such Automobile;

              (iii) the Loan Purchase Account, the Loan Revenue Account and the Reserve Account and all moneys, checks, instruments, documents, securities, Investments, deposits and other credits (whether or not permitted by the Program Documents) credited to the Collateral Account, or otherwise held by the Collateral Agent;

               (iv) all securities and other Investments held at any time on behalf of the Borrower in the Collateral Account;





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               (v) any proceeds of any credit default and VSI insurance
      purchased by the Borrower in respect of each Specified Sold Auto Loan;

               (vi) the Loan Acquisition Agreement, the Credit Agreement, the Lockbox Agreement and the Servicing Agreement; and

               (vii) all Proceeds of any of the foregoing.

            (b) All rights of the Collateral Agent and the Secured Parties and all liens and security interests granted hereunder, shall be absolute, unconditional and irrevocable unless and until released pursuant to the Program Documents, irrespective of any condition or circumstance whatsoever.

            (c) The grant of the security interest to the Collateral Agent pursuant to this Section 2 shall not: (i) relieve the Borrower from the performance of any term, covenant, condition or agreement on the Borrower's part to be performed or observed under or in connection with the Collateral, (ii) impose any obligation on the Collateral Agent or the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Borrower's part to be so performed or observed, or (iii) impose any liability on the Collateral Agent or the Secured Parties for any act or omission on the part of the Borrower, or any Person acting as agent for or on behalf of the Borrower, relative to or for any breach of any representation or warranty on the part of the Borrower in connection with the Collateral.

      SECTION 3. CERTAIN RIGHTS OF SECURED PARTIES WITH RESPECT TO COLLATERAL.

            Upon the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably authorizes the Collateral Agent to execute and deliver, as the attorney-in-fact of the Borrower, any consent, waiver or amendment which, under the terms of any Program Document, is or may be executed and delivered by the Borrower with respect to the Collateral, subject to the provisions of the Program Documents; provided, however, that the Collateral Agent shall have no duty or obligation to execute and deliver any such consent, waiver or amendment unless directed in writing to take the actions specified therein by the Lenders in respect of at least 66 2/3% in aggregate principal amount of the Advances outstanding; and provided, further, that the Collateral Agent shall not be required to take any action which the Collateral Agent reasonably believes may be contrary to applicable law or which would expose the Collateral Agent to financial liability if the Collateral Agent has reasonable grounds to believe that repayment of such financial liability is not reasonably assured to it. The Borrower hereby agrees to remit to the Collateral Agent





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for deposit in accordance with this Agreement any and all Proceeds of any Collateral received by the Borrower.

      SECTION 4. REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

            (a) (i) If at any time an Event of Default shall have occurred and be continuing, the Collateral Agent may, without demand of performance or other demand, advertisement or notice of any kind (except for any notice of the time and place of public or private sale required by law) to or upon the Borrower or any other Person (all of which demands, advertisements and/or notices are hereby expressly waived), and in its own name or in the name of the Borrower, forthwith demand, collect, receive, sue for, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, grant an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any location or locations at the option of the Collateral Agent acting upon any instructions received from the Lenders in respect of a majority in aggregate principal amount of Advances outstanding, all upon such terms and conditions and at such prices as such Lenders may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Collateral Agent or any Secured Party upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right of redemption in the Borrower, which right is hereby expressly waived and released. At the instruction of the Lenders in respect of a majority in aggregate principal amount of Advances outstanding, the Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

               (ii) If at any time an Event of Default shall have occurred and be continuing and the Lenders in respect of a majority in aggregate principal amount of Advances outstanding give written direction to the Collateral Agent as to the disposition of the Collateral or as to the exercise of remedies against the Collateral, the Collateral Agent hereby agrees to follow such direction; provided, however, no provision of this Agreement shall require the Collateral Agent to take any action which it or its counsel deems to be unlawful nor shall the Collateral Agent be obligated to expend or risk its own funds or otherwise incur any financial liability in the performance of any rights, powers or duties hereunder, if the Collateral Agent shall have reasonable





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      grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Until all Advances have been repaid and satisfied in full, the Collateral Agent shall be obligated, subject to the foregoing proviso, to take direction only from the Lenders in respect of a majority in aggregate principal amount of Advances outstanding as to, upon the occurrence and during the continuance of an Event of Default, the disposition of the Collateral, or the exercise of remedies against or in connection with the Collateral.

                (iii) If an Event of Default shall have occurred and be continuing, then the Collateral Agent may, at any time thereafter, without demand of performance or other demand, succeed to the Borrower's rights and privileges with respect to the Loan Acquisition Agreement, the Credit Agreement and the Servicing Agreement; provided that, notwithstanding the foregoing, during such time as an Event of Default is continuing the Collateral Agent shall have no authority to purchase any additional Eligible Auto Loans under the Loan Acquisition Agreement to be included in the Collateral hereunder as Specified Sold Auto Loans; and provided, further that the Collateral Agent will not have assumed and will not be obligated to perform any of the duties, obligations, covenants or agreements of the Borrower under any such agreement.

                  (iv) Notwithstanding the above provisions of this Section 4(a), the Collateral Agent may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default as described in paragraphs (a) and (b) of Section 13.1 of the Credit Agreement, unless (A) the Collateral Agent shall have received written evidence reasonably satisfactory to the Collateral Agent that the Lenders in respect of 100% in aggregate principal amount of the Advances outstanding consent thereto, (B) the proceeds of such sale or liquidation distributable to the Lenders, as determined by the Lenders, are sufficient to discharge in full the principal of and the accrued interest on and fees in respect of the Advances at the date of such sale or liquidation; written evidence of such determination to be provided by the Lenders to the Collateral Agent or (C) the Lenders determine that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on and fees in respect of the Advances as and when they would have become due if the Advances had not been declared due and payable and the Lenders provide written notice to the Collateral Agent to such effect.

            (b) If any notification of a proposed disposition of the Collateral is required by law, such notification shall be deemed





                                       12

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reasonably and properly given if made in any manner provided in Section 10 hereof at least ten days before such disposition.

            (c) In addition to the rights, powers and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Advances, the Collateral Agent shall have all of the rights, powers and remedies now or hereafter permitted in law or equity, including, without limitation, those of a secured party under the UCC of the State of New York and any other applicable jurisdiction.

            (d) The Collateral Agent shall apply the net proceeds of any collection, recovery, receipt, appropriation, realization or sale referred to above in this Section 4 in accordance with the provisions of Section 6.04(e) hereof. The Borrower shall remain absolutely liable for the amount, if any, by which the amount due under the Advances exceeds the proceeds of any such collection, recovery, receipt, appropriation, realization or sale.

            (e) The Borrower shall provide written payment instructions (including the account number of the bank account to which payments are to be directed and the name, address and ABA number of the bank in which such account is maintained, if payments are to be made to such party by the wire transfer of immediately available funds) to the Collateral Agent. Failure to provide such notice shall not affect the Borrower's right to receive any funds to which it is otherwise entitled in accordance with the Program Documents, but failure to deliver such notice may result in a delay in the receipt of such funds.

      SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

            The Borrower represents, warrants and agrees, as of the date hereof, and as of each Closing Date, that:

            (a) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Borrower as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, for the benefit of the Secured Parties recorded or made by the Borrower in favor of the Collateral Agent pursuant to this Security Agreement or the Credit Agreement.

            (b) Except to the extent that AutoBond remains the prior lienholder with respect to each Automobile securing a Specified Sold Auto Loan in accordance with the terms of the Credit Agreement, this Security Agreement is effective to create a valid and continuing Lien on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which Lien is prior to all other Liens except Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Borrower. All





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action necessary or desirable to protect and perfect such security interest has been duly taken.

            (c) The Borrower's chief executive office is at 301 Congress Avenue, Austin, Texas 78701 and there have been no other office locations for the prior four months. The Borrower will not change its name and will not change its principal place of business or chief executive office unless the Borrower shall have given the Collateral Agent at least thirty (30) days prior written notice thereof and the Borrower shall have taken all action necessary to assure continuous perfection of the security interest held by the Collateral Agent in the Collateral as evidenced by an opinion of counsel addressed to the Collateral Agent and the Lenders to the effect that the lien and security interest created by this Security Agreement with respect to such Collateral will continue to be maintained, and that the priority thereof will not be affected, after giving effect to such action or actions.

            (d) At any time and from time to time, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Lenders in respect of a majority in aggregate principal amount of Advances outstanding may reasonably deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Borrower also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law; provided, however, that such authorization shall not be deemed to create a duty in the Collateral Agent. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, or any chattel paper, the Borrower shall immediately notify the Collateral Agent and shall duly endorse such note, instrument or chattel paper to the order of the Collateral Agent and deliver such note, instrument or chattel paper to the Collateral Agent promptly, and shall take such other actions and execute such other documents as may be required by law to perfect the Collateral Agent's interest in such note, instrument or chattel paper.

            (e) The Borrower will warrant and defend the Collateral Agent's right, title and interest in and to the Collateral, for the benefit of the Secured Parties against the claims and demands of all Persons whomsoever.

            (f) All authorizations in this Security Agreement for the Collateral Agent to endorse checks, instruments and securities and to execute, deliver and file financing statements, continuation





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statements, security agreements and other instruments with respect to the
Collateral are powers coupled with an interest and are irrevocable so long as any Advances are outstanding; provided however, the foregoing authorizations shall not create any duty or obligation on the part of the Collateral Agent other than those obligations set forth in this Agreement.

      SECTION 6. COLLATERAL ACCOUNT.

            6.01. Establishment and Maintenance of Lockbox and Collateral Account. AutoBond shall cause to be established and maintained at all times a lockbox and related account (the "Lockbox") on behalf of and in the name of the Collateral Agent. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Lockbox and in all proceeds thereof. The Lockbox shall be under the sole dominion and control of the Collateral Agent on behalf of the Lenders. The Collateral Agent agrees to cause the Lockbox Bank to sweep funds from the Lockbox to the Collateral Account at least once each week. Autobond agrees to require, and to cause the Servicer to require, that all payments by Obligors on Specified Sold Auto Loans be made to the Lockbox (and that only payments on Specified Sold Auto Loans will be received in the Lockbox and no other funds other than funds in which the Collateral Agent has an interest hereunder will be commingled therein). In addition, concurrently with the execution and delivery hereof, the Collateral Agent shall establish the following segregated accounts entitled (a) the "AutoBond Funding Loan Purchase Account, Norwest Bank Minnesota, National Association, as Collateral Agent" (the "Loan Purchase Account"); (b) the "AutoBond Funding Loan Revenue Account, Norwest Bank Minnesota, National Association, as Collateral Agent" (the "Loan Revenue Account"); and (c) the "AutoBond Funding Reserve Account, Norwest Bank Minnesota, National Association, as Collateral Agent" (the "Reserve Account"). The Loan Purchase Account, the Loan Revenue Account and the Reserve Account are sometimes collectively referred to herein as the "Collateral Account". The Collateral Account shall be maintained in the State of Minnesota in either (i) segregated trust accounts with the corporate trust department of Norwest or any replacement collateral agent or (ii) segregated deposit accounts with banks or trust companies (which may include the Collateral Agent or a replacement collateral agent) the short-term debt obligations of which are rated "A-1+" by S&P and the short-term deposits of which are rated no less than "Baa3" by Moody's. The Borrower shall have no right of withdrawal from the Collateral Account.

            6.02. Required Deposits to the Accounts. (a) The Borrower shall cause the following amounts to be paid to the Collateral Agent for deposit to the accounts established pursuant to Section 6.01:

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

                (i) on the initial Closing Date, an amount equal to the greater of (A) $150,000 or (B) 2% of the aggregate principal amount of Advances outstanding on such date, shall be deposited in the Reserve Account;

               (ii) all amounts payable to the Borrower by or on behalf of Lenders in respect of Advances shall be deposited directly in the Loan Purchase Account;

              (iii) all amounts representing payments in respect of Specified Sold Auto Loans (including, without limitation, all Recoveries on Receivables, all late charges, all payments in respect of the Repurchase Price of Specified Sold Auto Loans repurchased by AutoBond in accordance with the Loan Acquisition Agreement and all proceeds of any Dispositions) shall be deposited in the Loan Revenue Account;

               (iv) all amounts in respect of principal of Permitted Investments shall be allocated to the account to which the funds applied for purchase of such Permitted Investments were deposited;

                (v) all amounts representing insurance proceeds in respect of Specified Sold Auto Loans (including, without limitation, the proceeds of any credit default or VSI insurance) shall be deposited in the Loan Revenue Account;

               (vi) all amounts representing repossession proceeds in respect of Specified Sold Auto Loans shall be deposited in the Loan Revenue Account; and

              (vii) all other amounts paid to the Borrower under the Program Documents, other than indemnity payments made to the Borrower in respect of Specified Sold Auto Loans, and all investment earnings on Permitted Investments shall be deposited in the Loan Revenue Account.

            (b) The Collateral Agent is hereby irrevocably authorized and empowered, as the Borrower's attorney-in-fact, to endorse any check or any other instrument or security presented for deposit in the Collateral Account requiring the endorsement of the Borrower; provided, however, the foregoing authorizations shall not create any duty or obligation on the part of the Collateral Agent.

            (c) Notwithstanding the foregoing provisions of this Section 6.02, if at any time the Borrower, AutoBond or any Person on behalf of the Borrower or AutoBond (including the Servicer under the Servicing Agreement), receives any proceeds or payments required to be deposited in the Collateral Account, all such amounts shall be held by the Borrower, AutoBond or such other person as the agent of, and in trust for, the Collateral Agent and shall, forthwith upon receipt by the Borrower, AutoBond or such

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

other Person, be turned over to the Collateral Agent for deposit to the Loan Revenue Account or the Loan Purchase Account, as the case may be, in the same form as received by the Borrower, AutoBond or such other Person (and, if received in the form of a check, instrument or security requiring endorsement, duly endorsed on behalf of the Borrower, AutoBond or such other Person to the order of the Collateral Agent).

            (d) The Borrower shall cause all amounts remitted to the Collateral Agent for deposit pursuant to Section 6.02(a) to be identified to permit the deposit of the same into the appropriate account; any amounts received by the Collateral Agent without sufficient identification shall be deposited by the Collateral Agent into the Loan Revenue Account until such time as sufficient identification is received, at which time the Collateral Agent is authorized, if necessary, to withdraw such amounts from the Loan Revenue Account and deposit same in accordance with such identification.

            6.03. Right of Withdrawal from the Collateral Account. In furtherance of the security interest provided in Section 2, the Collateral Agent, acting on behalf of the Secured Parties, and the Borrower, agree (a) that the Collateral Account shall be maintained in the name of the Collateral Agent,
(b) that the Collateral Account shall be subject to the exclusive dominion of the Collateral Agent, and (c) that the Collateral Agent shall have the sole right of withdrawal from the Collateral Account. The Borrower, the Lender, the Servicer and AutoBond shall timely provide written remittance information to the Collateral Agent specifying payment instructions with respect to amounts payable pursuant to each provision of Section 6.04. The Collateral Agent shall have no liability to the Borrower, any Lender or any other Person for failure to pay funds to any Person in accordance with Section 6.04 in the absence of timely receipt of such written remittance instructions or in the event of any errors in such written remittance instructions.

            6.04. Application of Funds in the Collateral Account; Application of Proceeds of Realization on Collateral. (a) Except as otherwise provided in
Section 6.05, if no Event of Default shall have occurred and be continuing, the Collateral Agent, in the case of clause (iii), on each Payment Date or, in the case of clause (ii), on each Business Day, shall apply collected funds in the Loan Purchase Account in the following order of priority pursuant to written instructions of the Borrower in the case of clauses (i) and (ii) or pursuant to the Servicer Report (as defined in the Servicing Agreement) in the case of clause (iii):

                  (i) on each Closing Date other than the Initial Closing Date, deposit to the Reserve Account, 2% of each related Advance;

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

                  (ii) to pay to AutoBond an amount equal to the Eligible Auto Loan Purchase Prices, in respect of all Specified Sold Auto Loans, if any, to be acquired by the Borrower on such date (other than with respect to any Specified Sold Auto Loan conveyed by AutoBond to the Borrower as a contribution to capital) on or before 10:00 a.m., New York City time; provided that, with respect to each such Specified Sold Auto Loan, such amounts shall be payable only if the Collateral Agent has received original or officially certified copies of each of the Loan Documents with respect to such Specified Sold Auto Loan from AutoBond; and

                  (iii) to pay to the Lenders, pro rata, all interest on the Advances and any Unused Facility Fee then due to the extent funds on deposit in the Loan Revenue Account and the Reserve Account on such date are insufficient therefor;

and, if any such funds shall remain unused after being applied for the foregoing purposes, so long as any Advances remain outstanding the remaining funds shall be retained in the Loan Purchase Account and continue to be Collateral hereunder, and if so instructed in writing by AutoBond, may be invested or withdrawn by the Collateral Agent in accordance with Section 6.05 hereof. The Collateral Agent may liquidate any investment when required to make an application pursuant to clauses (i) and (ii) above. No investment made pursuant to this section will have a maturity later than one Business Day prior to the date on which such funds will be needed to make payment on the Advances.

            (b)  [Reserved].

            (c) If no Event of Default or Amortization Event shall have occurred and be continuing, the Collateral Agent on each Payment Date shall apply funds held in the Loan Revenue Account in respect of the prior Collection Period in the following order of priority (in accordance with the Servicer Report):

                     (i) to the Lenders, pro rata, an amount equal to accrued and unpaid interest on the Advances;

                    (ii) to the Collateral Agent, the Servicer and the Collection Agent (to the extent AutoBond is not the Collection Agent), an amount equal to the Collateral Agent Fee, the Servicer Fee, and the Upfront Collection Agent Fee, respectively, payable on such Payment Date;

                   (iii) to the Lenders, pro rata, an amount equal to the Unused Facility Fee payable on such Payment Date;

                    (iv) to the Loan Purchase Account for reinvestment in Advances, all remaining amounts allocable to principal unless directed by the Initial Lender to pay to the

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

      Lenders, pro rata, as payment of principal on the Advances an amount equal to any principal received in respect of Specified Sold Auto Loans during the immediately preceding Collection Period;

                     (v) to the Reserve Account, an amount equal to the lesser of (A) the Specified Reserve Allocation Percentage of available remaining funds and (B) the Reserve Account Deficiency Amount, until the Reserve Account Balance equals the Reserve Account Required Balance;

                    (vi) to the Collection Agent, an amount equal to the sum of
      (i) the Collection Agent Fee payable on such Payment Date and (ii) any late charges received in respect of Specified Sold Auto Loans during the immediately preceding Collection Period;

                   (vii) to the discharge of all other obligations of the Borrower which are then due under the Program Documents (or, to the extent such obligations have not yet matured, to be set aside and held in trust solely to satisfy such obligations, as and when they mature or otherwise become due) in an amount equal to such obligations; and

                  (viii) to the Borrower, an amount equal to any funds remaining in the Loan Revenue Account.

            (d) If no Event of Default or Amortization Event shall have occurred and be continuing, the Collateral Agent on each Payment Date shall apply funds held in the Reserve Account in the following order of priority (in accordance with the Servicer Report):

                (i) to the Lenders, pro rata, an amount equal to the accrued and unpaid interest and fees on the Advances (including, any accrued and unpaid Unused Facility Fees) to the extent that funds on deposit in the Loan Revenue Account on such date are insufficient therefor;

               (ii) on each Maturity Date, to the Lenders, pro rata, an amount equal to the principal of the Advances due and payable on such date to the extent that funds on deposit in the Loan Revenue Account on such date are insufficient therefor;

              (iii) to the Loan Revenue Account, if 30 days have passed since the cancellation of any optional credit life, accident and health insurance policy or optional extended service contract in respect of any Specified Sold Auto Loan and the Borrower has not received a refund of any unearned Dealer's commission or insurance premium, an amount equal to such unearned Dealer's commission or insurance premium; and

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

               (iv) to the Loan Revenue Account, an amount equal to the Excess Reserve Account Amount.

            (e) If an Event of Default or an Amortization Event shall have occurred and be continuing, the Collateral Agent shall apply all amounts held in the Loan Purchase Account, the Loan Revenue Account and the Reserve Account and the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any Collateral in connection with any Event of Default (after deducting all reasonable costs and expenses of every kind incurred in any way relating to the exercise of rights of the Collateral Agent with respect to the Collateral upon an Event of Default, including reasonable attorney's fees and expenses) in the following order of priority (in accordance with the Servicer Report):

                  (i) to the Collateral Agent, an amount equal to all fees, costs and expenses owing to the Collateral Agent under this Agreement;

                 (ii) to the Servicer, an amount equal to all fees, costs and expenses owing to the Servicer under the Servicing Agreement;

                (iii) to the Lenders, pro rata, in the following order of priority (A) an amount equal to all unpaid interest on, (B) other amounts due or to become due with respect to including, without limitation, any accrued and unpaid Unused Facility Fees, and (C) principal of, the Advances, (in the event any such principal is not due and the Advances have not been accelerated, all such amounts shall be retained in the Collateral Account and applied solely to pay principal of and interest on, and other amounts due or to become due with respect to, the Advances, as and when due until all principal and interest on, and other amounts due or to become due with respect to, the Advances shall have been paid and satisfied in full);

                  (iv) to the discharge of all other obligations of the Borrower which are then due (or, to the extent such obligations have not yet matured, to be set aside and held in trust solely to satisfy such obligations, as and when they mature or otherwise become due) in an amount equal to such obligations; and

                  (v) to the Borrower, an amount equal to any funds remaining in the Collateral Account.

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            6.05. Investment of Funds Deposited in Collateral Account. The
Collateral Agent shall, in accordance with the provisions of this Section 6.05, invest and reinvest, at the written direction of AutoBond, in the Collateral Agent's own name or in the name of the Collateral Agent's nominee, collected funds in each of the Loan Purchase Account, the Loan Revenue Account and the Reserve Account in Permitted Investments which shall mature, or be redeemed at the option of the holder, prior to the respective dates when the money invested in such Permitted Investments is required for application in accordance with this Section 6. [To the extent that the sum of amounts held in the Loan Purchase Account exceeds $5,000,000, the Collateral Agent shall notify the Borrower and the Lender. In the event that three (3) Business Days following the Business Day on which the amount on deposit in the Loan Purchase Account exceeded $5,000,000, the amount on deposit in the Loan Purchase Account (after giving effect to any disbursements pursuant to Section 6.04(a) on such date) is still greater than $5,000,000, the Collateral Agent, unless otherwise directed by the Initial Lender, shall withdraw an amount equal to the amount by which the amount on deposit in the Loan Purchase Account exceeds $4,000,000 and disburse such amount to the Lenders, pro rata as a prepayment of Advances in accordance with Section 8 of the Credit Agreement.]

      SECTION 7. DISPOSITIONS OF AUTO LOANS.

            The Collateral Agent at the written direction of the Initial Lender shall release from the lien of this Agreement any of the Specified Sold Auto Loans held as Collateral upon a Disposition, a prepayment of Advances or a repurchase by AutoBond in accordance with the terms of the Credit Agreement; provided, that the proceeds of any such Disposition, voluntary prepayment or repurchase (net of expenses and costs) have been deposited into the Loan Revenue Account for application in accordance with Section 6.04(c); provided, however, that, upon satisfaction of the conditions set forth in this Section 7, the Collateral Agent will release to or at the direction of AutoBond the certificate of title with respect to a Financed Vehicle subject to a Disposition within one Business Day of such request by AutoBond. Any Disposition shall in and of itself have no effect on the obligation of the Lender under the Credit Agreement to make Advances.

      SECTION 8. THE COLLATERAL AGENT.

            8.01. Appointment. By accepting the benefits of the security interest granted herein, each Secured Party hereby irrevocably designates and appoints Norwest Bank Minnesota, National Association as the Collateral Agent of such Secured Party under this Security Agreement, and each such Secured Party irrevocably authorizes Norwest Bank Minnesota, National Association as the Collateral Agent for such Secured Party, to take such action





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

on its behalf under the provisions of this Security Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Security Agreement together with such other powers as are reasonably incidental thereto but in each instance solely at the written instruction of the Lenders in respect of at least a majority in aggregate principal amount of Advances outstanding. Notwithstanding any provision to the contrary elsewhere in this Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Servicing Agreement, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Security Agreement or otherwise exist against the Collateral Agent. Norwest Bank Minnesota, National Association hereby accepts its appointment as Collateral Agent, subject to, and in reliance upon, the provisions of this Section 8.01.

            8.02. Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Security Agreement (except for its or such Person's own negligence or wilful misconduct), or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained herein or in the Loan Acquisition Agreement, the Servicing Agreement, the Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, the Loan Acquisition Agreement, the Servicing Agreement or the Credit Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency (except with respect to enforceability of this Agreement and the Servicing Agreement as it relates to the Collateral Agent) of this Agreement, the Loan Acquisition Agreement, the Servicing Agreement, the Lockbox Agreement, the Credit Agreement, the Advances or the Collateral or for any failure of the Borrower to perform its obligations hereunder or under the Loan Acquisition Agreement, the Servicing Agreement, the Lockbox, the Credit Agreement or the Advances. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Program Documents, or to inspect the properties, books or records of the Borrower or the Servicer. Except for its duty to maintain possession of the Auto Loans and as set forth in this Agreement, the Collateral Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Automobile or any Auto Loan, or the perfection or priority of such a security interest or the maintenance of any such perfection or priority or for or with respect to the ability of the Auto Loans

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

to generate the payments to be distributed to the Lender under the Credit Agreement, including, without limitation, the existence, condition, location and ownership of any Financed Vehicle; the existence of any insurance thereon (including, without limitation, any credit default or VSI insurance thereon); the compliance by the Borrower, the Servicer or the Collection Agent with any covenant or the breach by the Borrower, the Servicer or the Collection Agent of any warranty or representation made under this Agreement or the Servicing Agreement or in any related document; the accuracy of any such warranty or representation; any investment of monies by the Collateral Agent in accordance with the terms of this Agreement or the Servicing Agreement or any loss resulting therefrom; the acts or omissions of the Borrower, the Servicer, the Collection Agent or any Obligor; or any action of the Servicer or the Collection Agent taken in the name of the Collateral Agent.

            8.03. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Advance, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement unless it shall first receive such written advice or concurrence as it deems appropriate or it shall first be indemnified to its satisfaction (by one or more Secured Parties) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent may from time to time consult with legal counsel, independent accountants or other experts of its own selection in the event of any disagreement, controversy, question or doubt as to the construction of any provision of this Agreement or any of its duties hereunder, and the Collateral Agent shall be fully protected in acting in good faith in reliance upon the advice or opinion of any such counsel or other expert.

            8.04. Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default under the Credit Agreement unless a Responsible Officer has received written notice from the Lenders of a majority in aggregate principal amount of Advances outstanding or the Borrower referring to this Security Agreement and describing such Event of Default or unless a Responsible Officer otherwise has actual knowledge of such Event of Default.

            8.05.      Non-Reliance on Collateral Agent.  Neither the
Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to the Secured Parties, and no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents (or will be deemed to have represented at such time as such party becomes a Secured Party hereunder) to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to extend credit to the Borrower. Each Secured Party will, independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Security Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished by the Collateral Agent hereunder, the Collateral Agent shall have no duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agencies, attorneys-in-fact or affiliates.

            8.06. Successor Collateral Agent. The Collateral Agent may resign as collateral agent hereunder and under the Servicing Agreement upon 60 days' notice to the Borrower, AutoBond and the Lenders. The Collateral Agent may be removed at any time by the Borrower acting at the direction of, or with the consent of, the Lenders in respect of the majority in aggregate principal amount of the Advances outstanding if at any time the Collateral Agent shall fail to comply with its obligations under this Security Agreement. No such resignation or removal shall be effective unless and until a successor collateral agent has accepted appointment as such pursuant to this Agreement and in the case of a removal, any and all amounts then due to the Collateral Agent hereunder have been paid in full. If the Collateral Agent shall resign or be removed as collateral agent, then the Borrower shall appoint a commercial bank having a combined capital and surplus of at least $250,000,000, subject to supervision or examination by federal or state authority and having an established place of business in the United States as successor collateral agent for the Secured Parties upon (a) acceptance of such appointment by such successor collateral agent, (b) the approval of such appointment by the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding, and (c) the filing of any necessary amendments to any UCC financing statements to reflect such appointment. Such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor collateral agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent. Such successor collateral agent shall be entitled to amend any UCC financing statements and any other filings, recordation and declarations it deems advisable or necessary in connection with such termination and cancellation. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 8 and Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement. Notwithstanding the foregoing, if no successor collateral agent shall be appointed as aforesaid, or if appointed, such successor shall not have accepted its appointment within thirty (30) days after resignation of the Collateral Agent, the Collateral Agent may petition a court of competent jurisdiction to make such appointment.

            8.07. Delivery of Collateral and Permitted Investments. All certificates representing or evidencing the Collateral and Permitted Investments from time to time shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall, in the case of the Collateral, be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. Each Secured Party hereby appoints the Collateral Agent as its agent for the purpose of holding any Auto Loans and Permitted Investments. The Collateral Agent shall be the agent solely of the Secured Parties and shall not be the agent of the Borrower. The Collateral Agent shall not release possession of any Auto Loans or any documents related thereto except (a) upon receipt of a trust receipt substantially in the form attached hereto as Exhibit B obligating the Servicer or AutoBond, acting as subservicer under the Servicing Agreement, to hold same in trust for the benefit of the Secured Parties and obligating the Servicer or AutoBond, as the case may be, to return same when the need therefor no longer exists, (b) upon receipt of written notification from the Servicer pursuant to Section 2.07 of the Servicing Agreement that the Auto Loan has been paid in full, (c) in connection with a Disposition or other prepayment in full of Advances or (d) in connection with any repurchase by AutoBond in accordance with the terms of the Loan Acquisition Agreement upon the receipt by the Collateral Agent of the Repurchase Price.

            8.08.      Duties and Covenants of Collateral Agent.

            (a) The Collateral Agent undertakes to perform the duties as are set forth in this Agreement, including, without limitation:

                (i) upon the request of AutoBond and/or the Servicer, providing information reasonably within its possession and within reasonable time constraints regarding payments and receipt of funds from and to AutoBond and the Servicer;

               (ii) acting as custodian of all documents delivered to it related to the Collateral;

              (iii) depositing funds received by it, whether as proceeds of Advances, as collections on Auto Loans, as proceeds of repossession or otherwise in accordance with the terms of this Agreement;

               (iv) making payments from amounts held in the Collateral Account, whether on the Advances, to the Servicer, to AutoBond or otherwise based solely upon timely receipt of remittance information from the Borrower, the Lenders, the Servicer and AutoBond in accordance with the terms of this Agreement;

                (v) upon the request of the Servicer, providing information reasonably within its possession and within reasonable time constraints regarding servicing, repossession and insurance with respect to the Auto Loans to the Servicer;

               (vi) providing the collateral agent report, substantially in form of Exhibit C hereto, with respect to the Auto Loans on or before the fifteenth (15th) day of each month (or if such fifteenth day is not a Business Day, the next succeeding business day), except in the case where the seventh (7th) Business Day of such month falls on or after the eleventh (11th) day of the month, in which case, the collateral agent report shall be provided on or before the seventeenth (17th) day of such month (or if such seventeenth day is not a Business Day, on the next succeeding Business Day); and

              (vii) providing to the Borrower and the Servicer, a weekly report summarizing each application for title with respect to any Automobile securing a Specified Sold Auto Loan for which the Collateral Agent has not, as of 10 weeks following the date of such Specified Sold Auto Loan's related Contract, received a new title certificate from the appropriate state agency;

            (b)  The Collateral Agent covenants and agrees that it will:

                (i) not directly or indirectly create, incur, assume or suffer to exist any Lien against the Collateral or any part thereof other than as set forth herein;

               (ii) upon receipt of written notice from the Servicer that an Auto Loan has been paid in full (to the extent such amounts have been deposited in the Loan Revenue Account), execute and return to the Servicer documents prepared and furnished to the Collateral Agent by the Servicer as shall be necessary to release the lien over the related Automobile;

               (iii) upon receipt pursuant to the Servicing Agreement of the Servicer Report, annual financial statements or monthly compliance statements, promptly forward a copy of such documents to the Lender;

               (iv) determine whether officer's certificates and opinions of counsel delivered pursuant to the Servicing Agreement comply in form with the Servicing Agreement and in making such determination the Collateral Agent may request direction from the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding);

                (v) upon the written direction of a Lender, request from the Servicer certification evidencing the fidelity bond and insurance coverage required by the Servicing Agreement and upon receipt shall forward such certification to the Lender and the Borrower;

               (vi) upon receipt from the Servicer of a written notice of cancellation or modification of the fidelity bond and insurance coverage required by the Servicing Agreement, promptly forward a copy of such notice to the Lender and the Borrower;

              (vii) upon the written direction of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), consent to a change in business, merger, consolidation or disposition of assets of the Servicer;

             (viii) upon a Responsible Officer obtaining actual knowledge of the occurrence of a change in business, merger, consolidation or disposition of assets by the Servicer, promptly give notice of such event to the Lender and the Borrower and, if directed to do so by the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), terminate the responsibilities of the Servicer, in accordance with the Servicing Agreement;

               (ix) upon a Responsible Officer obtaining actual knowledge of the occurrence of an Event of Servicing

      Termination or an Event of Default, promptly give notice to the Lender and the Borrower of such occurrence;

                (x) upon the written direction of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), deliver notice to the Servicer stating that an Event of Servicing Termination has occurred and thereby terminate the responsibilities of the Servicer under the Servicing Agreement; and

               (xi) upon a Responsible Officer obtaining actual knowledge of the occurrence of an event the occurrence of which together with notice to the appropriate party would constitute an Event of Servicing Termination, Event of Purchase Termination or an Event of Default, promptly give notice of the occurrence of such event to the Lender and the Borrower.

           8.09. Annual Report and Quarterly Certificate.

            (a) The Collateral Agent shall deliver to the Lender as soon as available, but in any event within 120 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet of it or its parent and its subsidiaries, if any, as at such last day of the fiscal year, consolidated statements of income and retained earnings and statements of cash flow, for each such fiscal year, each prepared in accordance with generally accepted accounting principles, in reasonable detail, and as to the consolidated statements, certified without qualification by an independent public accountant, who may also render other services to the Collateral Agent or any of its affiliates, and certified, as to the consolidating statements, by the chief financial officer of the Collateral Agent, as fairly presenting the financial position and the results of operations of the Collateral Agent as at and for the year ending on its date and as having been prepared in accordance with generally accepted accounting principles.

            (b) The Collateral Agent shall deliver to the Lender by the 5th Business Day following the end of each fiscal quarter an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Collateral Agent during the preceding fiscal quarter and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Collateral Agent has fulfilled all its obligations under this Agreement throughout such fiscal quarter, or, if there has been a default in the fulfillment of any such obligation, or if an event has occurred that with notice or lapse of time or both would become a default under this Agreement specifying each such default or event known to such officer and the nature and status thereof and remedies therefor being pursued.

            8.10. Delivery of Documents. On or before the Initial Closing Date, the Collateral Agent shall have delivered to the Borrower and the Lender the following, in form and substance satisfactory to the Borrower and the Lender:

            (a) a certificate of an assistant secretary of the Collateral Agent certifying as to certain corporate matters in a format acceptable to the Lender; and

            (b) a certificate of an officer of the Collateral Agent as to the establishment of the Lockbox Account, the Loan Purchase Account, the Loan Revenue Account and the Reserve Account.

            8.11. Instructions of the Lender. Whenever the Collateral Agent is required to consent to any action hereunder or under the Servicing Agreement, the Collateral Agent shall so notify the Lenders and shall act in accordance with the written instructions of Lenders holding 51% of Advances outstanding.


       SECTION 9. AMENDMENTS AND WAIVERS.

            With the written consent of AutoBond (such consent not to be unreasonably withheld) and the Lenders in respect of a majority in aggregate principal amount of Advances outstanding, the Collateral Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provision to this Security Agreement or changing in any manner the rights of the Collateral Agent or the Borrower hereunder, and, with the written consent of (a) on or prior to the Initial Closing Date, the Lender and (b) after the Initial Closing Date, the Lenders in respect of at least 66-2/3% in aggregate principal amount of Advances outstanding, the Collateral Agent on behalf of the Secured Parties may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Security Agreement; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) amend the definition of Secured Parties or amend, modify or waive any provision of Section 6 hereof or this
Section 9 without the written consent of each Secured Party whose rights under this Security Agreement would be affected thereby, or (b) amend, modify or waive any provision of Section 8 or otherwise alter the duties, rights or obligations of the Collateral Agent without the written consent of all the Secured Parties. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Secured Parties and shall be binding upon the Borrower, the Secured Parties and the Collateral Agent.

            In executing any supplement, amendment or modification of this Security Agreement, the Collateral Agent shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that the execution of such supplement, amendment or modification is authorized or permitted by this Section 9. The Collateral Agent may, but shall not be obligated to, enter into any such supplement, amendment or modification that affects the Collateral Agent's own rights, duties or immunities under this Security Agreement or otherwise.

            The Borrower and the Secured Parties agree not to execute any supplement, amendment or modification to any Program Document to which the Collateral Agent is not a party, without the prior written consent of the Collateral Agent, if the effect of such supplement, amendment or modification would be to affect the Collateral Agent's rights, duties, or immunities under this Security Agreement, and they agree to promptly forward to the Collateral Agent any such supplement, amendment or modification.


      SECTION 10. NOTICES.

            Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of facsimile notice, when sent, confirmation received, addressed as follows, or to such other addresses as may be hereafter notified by the respective parties hereto:

      The Borrower:

                  AutoBond Funding Corporation II
                  301 Congress Avenue
                  Austin, Texas 78701

                  Attention: President
                  Telecopy:        (512) 472-1548

      AutoBond:

                  AutoBond Acceptance Corporation
                  301 Congress Avenue
                  Austin, Texas 78701

                  Attention: William Winsauer
                  Telecopy:        (512) 472-1548

      The Collateral Agent:

                  Norwest Bank Minnesota, National Association
                  Sixth Street and Marquette Avenue
                  Minneapolis, Minnesota  55479-0069
                  Attention: Corporate Trust Department - William T. Milbauer
                  Telecopy:  (612) 667-9825


To the Lenders at the address as the Lenders shall have furnished to the Borrower (with a copy to the Collateral Agent) in writing;
provided, that any notice to or upon the Borrower shall be deemed to have been duly given or made as aforesaid when so given or made to the Borrower whether or not any other party indicated above as the recipient of a copy thereof shall have received a copy of each notice.

      SECTION 11. LIMITATION ON COLLATERAL AGENT'S DUTY IN RESPECT OF
                  COLLATERAL.

            Except as set forth herein and beyond the safe custody thereof, the Collateral Agent shall not have any duty as to any Collateral in its possession or control or the possession or control of any agent or nominee of it or any income thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto.

      SECTION 12. SEVERABILITY.

            Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidation of the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 13. NO WAIVER; CUMULATIVE REMEDIES.

            Neither the Collateral Agent nor the Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of its or their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Collateral Agent on behalf of the Secured Parties, and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or the Secured Parties would otherwise have had on any future occasion. No

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

failure to exercise nor any delay in exercising on the part of the Collateral Agent or the Secured Parties any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

      SECTION 14. PAYMENT OF EXPENSES AND TAXES.

            (a) The Borrower hereby agrees to pay to the Collateral Agent a fee for its services hereunder equal to the Collateral Agent Fee. AutoBond agrees to pay, indemnify, and to hold the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Security Agreement, and any such other documents, and to pay, indemnify, and hold the Collateral Agent and its officers, directors, shareholders, employees, agents and representatives harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement and any such other documents (including, but not limited to, those incurred by any negligent act or negligent omission to act of the Collateral Agent) (all the foregoing, collectively, the "indemnified liabilities"); provided, that AutoBond shall not be liable to the Collateral Agent for any (i) losses incurred by the Collateral Agent as a result of the fraudulent actions, misrepresentations, negligence or willful misconduct of the Collateral Agent or (ii) losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal income, state or local income or franchise taxes, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Collateral Agent with respect to its receipt of the Collateral Agent Fee hereunder (including any liabilities, costs or expenses with respect thereto). The obligations of AutoBond under this Section 14 shall survive the termination of this Security Agreement and the discharge of the other obligations of AutoBond hereunder and also shall survive the resignation or removal of the Collateral Agent hereunder.

            (b) Promptly after receipt by the Collateral Agent of notice of the commencement of any action, such Collateral Agent shall, if a claim in respect thereof is to be made against AutoBond under this Section 14, notify AutoBond in writing of the commencement thereof; but the omission so to notify AutoBond will not relieve AutoBond from any liability which it may have to the Collateral Agent except to the extent AutoBond is prejudiced thereby. In case any action is brought against the Collateral Agent, and it notifies AutoBond of the commencement thereof, AutoBond will be entitled to appoint counsel satisfactory to AutoBond (who shall not, except with the consent of the Collateral Agent, be counsel to the Borrower or AutoBond) to represent the Collateral Agent in such action; provided, however, that, if the defendants in any action include both the Collateral Agent and AutoBond and the Collateral Agent shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to AutoBond, the Collateral Agent shall have the right to select separate counsel to defend such action on behalf of it. Upon receipt of notice from AutoBond to the Collateral Agent of its election so to appoint counsel to defend such action and approval by the Collateral Agent of such counsel, AutoBond will not be liable to the Collateral Agent under this
Section 14 for any legal or other expenses subsequently incurred by the Collateral Agent in connection with the defense thereof unless (i) the Collateral Agent shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) AutoBond shall not have employed counsel satisfactory to the Collateral Agent to represent the Collateral Agent within a reasonable time after notice of commencement of the action or (iii) AutoBond has authorized the employment of counsel for the Collateral Agent at the expense of AutoBond; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (c) If the indemnification provided for in this Section 14 is unavailable or insufficient to hold harmless the Collateral Agent under subsection (a) or (b) above, then AutoBond shall contribute to the amount paid or payable by the Collateral Agent as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by AutoBond on the one hand and the Collateral Agent on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of AutoBond on the one hand and the Collateral Agent on the other in connection with the actions or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The Collateral Agent and AutoBond agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (c). The amount payable by AutoBond as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Collateral Agent in connection with investigating or defending any action or claim which is the subject of this subsection (c). No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (d) The obligations of the Borrower, AutoBond and the Collateral Agent under this Section 14 shall be in addition to any liability which each of them may otherwise have.

            (e) The agreement, indemnities and other statements of the parties hereto in or made pursuant to this Section 14 will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any other parties hereto or any of the officers, directors or controlling persons referred to in this Section 14. The provisions of this Section 14 shall survive the termination or cancellation of this Agreement.

      SECTION 15. SUCCESSORS AND ASSIGNS; GOVERNING LAW.

            This Security Agreement and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 16. ENFORCEMENT RIGHTS OF LENDERS.

            Unless the Collateral Agent shall fail to take action required to be taken by it under the terms of this Agreement, no Lender shall have any right directly to enforce the security interests granted by this Security Agreement. No Lender shall have any right to require the Collateral Agent to take or fail to take any action under this Security Agreement, except as otherwise provided in this Security Agreement.

      SECTION 17. BANKRUPTCY PETITION AGAINST THE BORROWER.

            The Collateral Agent hereby covenants and agrees that, until the expiration of the later of (a) the date which is one year and one day after the payment in full of all outstanding Advances, and (b) the date which is one year and one day after the payment in full of all investor certificates or other securities outstanding and issued pursuant to a Disposition, it will not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

      SECTION 18. MISAPPLICATION OF FUNDS.

            The Collateral Agent agrees that any funds incorrectly paid to it by the Borrower shall be promptly returned to the Borrower upon receipt of written notice from the Borrower that such funds were incorrectly paid to the Collateral Agent prior to the Collateral Agent's transfer of such funds in accordance with this Agreement. The Collateral Agent shall be completely protected against any liability for returning such funds in reliance on such written notice that funds were incorrectly paid.

      SECTION 19. COUNTERPART SIGNATURES.

            This Agreement may be executed and delivered to you simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 20. THIRD PARTY BENEFICIARY.

            For all purposes of this Agreement, each of the Lenders shall be a third party beneficiary of the agreements and covenants herein contained and the Servicer shall be a third party beneficiary of the provisions of this Agreement which specify the amount and priority of payment of the Servicer Fee.

      SECTION 21. STATUS OF COLLATERAL AGENT.

            The parties hereto acknowledge and agree that upon payment in full of all amounts owing under the Credit Agreement and the release of the Secured Parties' security interest in the Collateral, the rights of the Collateral Agent to indemnification and payment of its fees and expenses under this Agreement shall continue.

      SECTION 22. ACTS OF LENDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Lender may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Lender in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments is or are delivered to the Collateral Agent. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement if made in the manner provided in this Section 22.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Collateral Agent deems sufficient.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Lender shall bind the Lender in respect of anything done, omitted or suffered to be done by the Collateral Agent in reliance thereon, whether or not notation of such action is made upon the Note.

            IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their duly authorized officers as of the date first set forth above.


                                          AUTOBOND FUNDING
                                           CORPORATION II


                                          By:_________________________
                                              Name:
                                              Title:



                                          AUTOBOND ACCEPTANCE CORPORATION


                                          By:__________________________
                                              Name:
                                              Title:



                                          NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION,
                                           as Collateral Agent



                                          By:___________________________
                                              Name:
                                              Title:


Acknowledged as of this
21st day of May, 1996


PEOPLES SECURITY LIFE INSURANCE COMPANY
   as Initial Lender



By:_________________________
Name:
Title:

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                                                                       EXHIBIT A


                         [FORM OF COLLATERAL ASSIGNMENT]

      COLLATERAL ASSIGNMENT, dated as of __________, 199_ among AutoBond Funding Corporation II (the "Transferor"), AutoBond Acceptance Corporation ("AutoBond") and Norwest Bank Minnesota, National Association, as Collateral Agent (the "Collateral Agent").

      1. We refer to the Security Agreement (the "Security Agreement"), dated as of May 21, 1996, by and among the Borrower, AutoBond Acceptance Corporation, as Administrator and the Collateral Agent and acknowledged by Peoples Security Life Insurance Company, as Initial Lender. All provisions of such Security Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Security Agreement.

      2. As security for the prompt, complete and unconditional payment and performance of all obligations of the Borrower in respect of the Advances, the Borrower hereby pledges, assigns, transfers and delivers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a continuing first lien on, and first and prior security interest in, all of the Borrower's title and interest in, to and under following:

                (i) each Specified Sold Auto Loan listed on Schedule 1 hereto, including without limitation, all rights to payments thereunder, purchased by or otherwise conveyed to or established by the Borrower pursuant to the Loan Acquisition Agreement;

               (ii) each Automobile and all other Property, now or hereafter acquired, securing or evidenced by, each such Specified Sold Auto Loan, including, without limitation, the certificate of title relating to each Automobile, any insurance proceeds with respect to any such Automobile or such Specified Sold Auto Loan, the proceeds of any repossession and liquidation of any such Automobile, rights under judgments with respect to defaulted obligors, rights to deficiency judgments with respect to defaulted obligors and rights under any service contracts with respect to any such Automobile;

              (iii) any proceeds of any credit default and VSI Policy or any other insurance policy purchased by the Borrower in respect of each such Specified Sold Auto Loan; and

               (iv) all Proceeds of any of the foregoing.

      3.  Each of AutoBond and the Borrower does hereby certify:





                                       A-1
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                  (i) the representations and warranties of the Borrower set forth in Sections 2.1 and 2.3(a) of the Credit Agreement and the Administrator in Section 3.02 of the Servicing Agreement, are true and correct on and as of the date hereof, before and after giving effect to the transfer evidenced hereby and to the application of the proceeds therefrom, as though made on and as of such date;

                (ii) no event has occurred, or would result from such assignment or from the application of the proceeds therefrom, which constitutes an Event of Default or a Funding Termination Event or would constitute an Event of Default or a Funding Termination Event but for the requirement that notice be given or time elapse or both;

               (iii) Each of AutoBond and the Borrower is in compliance with each of its covenants set forth in the Security Agreement; and

                (iv) the aggregate Unpaid Principal Balance of the Receivables listed on Schedule 1 hereto to be transferred by the Secured Parties pursuant to this Collateral Assignment is $__________.

            IN WITNESS WHEREOF, the parties have caused this Collateral Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    AUTOBOND FUNDING CORPORATION II, as
                                    Borrower


                                    By:__________________________
                                       Name:
                                       Title:


                                    NORWEST BANK MINNESOTA, National
                                    Association, as Collateral Agent


                                    By:__________________________

AutoBond Acceptance Corporation
      Individually and as Administrator


By:_____________________________
   Name:
   Title:





                                       A-2
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                                   Schedule 1
                                       to
                 Collateral Assignment dated _____________, 1996







                                       A-3
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                                                                       EXHIBIT B

                                  TRUST RECEIPT



                                                      [DATE]

AutoBond Funding Corporation I
301 Congress Avenue
Austin, Texas 78701


            Re:   Amended and Restated Servicing
                  Agreement, dated as of May 21, 1996
                  (the "Servicing
                  Agreement") among AutoBond Funding
                  Corporation II, AutoBond Acceptance
                  Corporation, CSC Logic/MSA
                  L.L.P. and Norwest Bank Minnesota,
                  National Association



Ladies and Gentlemen:

            In accordance with Section 2.07 of the Servicing Agreement, the undersigned hereby certifies that it has taken possession of the items set forth on Annex I hereto with respect to the Auto Loans identified below. The undersigned (i) confirms that it holds such items in trust for the benefit of the Lender and (ii) agrees to promptly return such items to the Collateral Agent after its need for possession of them ceases, except for title and security instruments which the undersigned is required under applicable law to otherwise deal with in furtherance of its duties under the Servicing Agreement.


            Auto Loans:
                                    [CSC LOGIC/MSA L.L.P. or
                                    AutoBond Acceptance Corporation]


                                    By: ______________________________
                                        Name:
                                        Title:

                                       B-1
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                                                                       EXHIBIT C


                         FORM OF COLLATERAL AGENT REPORT


      The undersigned, a duly authorized representative of Norwest Bank Minnesota, National Association, as collateral agent pursuant to the Security Agreement, dated as of May 21, 1996 (the "Security Agreement"), between AutoBond Funding Corporation II, AutoBond Acceptance Corporation and Norwest Bank Minnesota, National Association, does hereby certify as follows:

      1.  Aggregate amount on deposit in the Loan
          Purchase Account as of the end of the
          most recent Collection Period......................$_______________.

      2.  Aggregate amount on deposit in the Loan
          Revenue Account as of the end of the most
          recent Collection Period...........................$_______________.

      3.  Aggregate amount on deposit in the Reserve
          Account as of the end of the most recent
          Collection Period..................................$_______________.

      4.  The Reserve Account Required Balance...............$_______________.

      Capitalized terms used in this Certificate have their meanings set forth in the Security Agreement. This Certificate is delivered pursuant to Section
8.08 of the Security Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ____ day of __________, ____.


                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                          as Collateral Agent


                                       By:_____________________
                                      Name:
                                     Title:

                                       C-1


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